UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2015

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.

(Exact name of registrant as specified in its charter)

Texas	000-53795	26-0805120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N. Central Expressway, Suite 300 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 437-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement

On December 16, 2015, Reef Oil & Gas Income and Development Fund III, L.P. (the “Partnership”) and Reef Oil & Gas Income and Development Fund II (“Income Fund II”), an affiliate of the Partnership, executed an Acceptance of Offer to Purchase from California Resources Long Beach Inc. (“Purchaser”), pursuant to which the Partnership and Income Fund II have agreed to sell their collective 0.186253% working interest in the Thums Long Beach Unit (“Thums Unit”) for a sales price totaling $1,000,000.  Sales proceeds will be allocated $89,552 to Income Fund II and $910,448 to the Partnership based upon their respective working interests in the Thums Unit. The sale to Purchaser is expected to close on or before December 31, 2015. The Thums Long Beach Unit is a long-lived waterflood project in the Wilmington Field, located underneath the Long Beach Harbor in southern California.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.01.

Item 9.01                                           Financial Statements and Exhibits

(d)                              Exhibits

Exhibit Number	Description
Exhibit 10.1

Offer to Purchase Oil, Gas and Mineral Interest Wilmington Oil Field, Long Beach Unit, dated December 2, 2015 and Acceptance of Offer to Purchase, signed December 16, 2015, by and between Reef Oil & Gas Income and Development Fund II, L.P., Reef Oil & Gas Income and Development Fund III, L.P. and California Resources Long Beach Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2015

Reef Oil & Gas Income and Development Fund III, L.P.

By: Reef Oil & Gas Partners, L.P.
Managing General Partner

By: Reef Oil & Gas Partners, GP, LLC
its general partner

	By:	/s/Michael J. Mauceli
Michael J. Mauceli
Manager and Member
(Principal Executive Officer)